Contacts:

Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
Alliance Data
972-348-4310
Shelley.whiddon@alliancedata.com

Jill McBride — Media
LoyaltyOne
513-231-5115
Jill@jzmcbride.com

Alliance Data’s LoyaltyOne Business Expands Global Reach By Acquiring Stake in Latin
America’s Leading Coalition Loyalty Program

Brazil’s dotz Program to Leverage Experience and Expertise from LoyaltyOne’s Canadian AIR
MILES® Reward Program

DALLAS, Texas (Oct. 19, 2009) – LoyaltyOne, an Alliance Data Systems Corporation (NYSE: ADS) business, has acquired a 29-percent interest in CBSM — Companhia Brasileira De Servicos De Marketing (“Dotz”), operator of Brazil’s dotz loyalty program (www.dotz.com.br). Founded in 2000, dotz is a Brazilian-based loyalty program with more than 200,000 active participants, 50 online sponsors and a rewards catalog featuring more than 6,000 products and services. Terms of the agreement were not disclosed. However, in return for its equity stake, LoyaltyOne will provide program design and strategic counsel, business development support, operational planning and best practices guidance, and financial consideration to Dotz.

Effective immediately and continuing throughout 2010, LoyaltyOne and Dotz will evolve the Brazilian online-only loyalty program to include and feature a traditional retail-based coalition loyalty structure similar to LoyaltyOne’s AIR MILES Reward Program in Canada, which currently has more than 70 percent of Canadian households participating and more than 100 leading brand-name sponsors.

By adding more confirmed sponsor brands including leading high-frequency businesses such as a national bank, regional grocer and national gas station chain, the expanded coalition program is being introduced in Belo Horizonte, Brazil’s third-largest metropolitan area with a population of more than 4 million people. This would constitute phase one of a potential multi-phased, countrywide roll-out.

LoyaltyOne’s investment in Dotz marks the beginning of its global expansion strategy that will take the company beyond North America. “We’ve identified priority areas for global growth, and Brazil without question presents a huge opportunity for us,” said Bryan Pearson, president of LoyaltyOne. “Our goal is to build-out coalitions similar to our Canadian model in markets where none exist today. We will leverage the unparalleled success we’ve had in Canada to build these coalitions in attractive and long-term, viable regions. Furthermore, securing ownership in a growing program within a country that has almost six times the population of Canada offers both a tremendous market and financial opportunity.”

“When we wanted to expand and enhance the dotz program, we chose LoyaltyOne because of their expertise in managing one of the largest and most successful coalition loyalty programs in the world,” noted Dotz President & CEO Roberto Chade. Dotz is a privately held company. LoyaltyOne is its first external shareholder.

Key anchor sponsors signed for dotz’s traditional retail-based coalition program include Banco do Brasil, Brazil’s largest national bank with more than 78 million cards (2008) including debit, credit and co-branded cards; Ale, one of Brazil’s largest national gasoline station chains with more than 2,000 locations; and SuperNosso, a strong regional grocer in Belo Horizonte, where the program is being launched. In addition to these traditional retailers and existing 50 online sponsors, LoyaltyOne will work with Dotz to continue to grow the program by adding more sponsors as well as increase the number of categories including Telco and Pharmacy.

The program is similar to the Canadian AIR MILES Reward Program – consumers can join for free online or at multiple participating sponsor locations to collect points on their dotz collector card.  Of the more than 200,000 existing active dotz collectors in Brazil, 20,000 in the Belo Horizonte region will be auto-enrolled in this expanded program.  dotz points are accumulated through everyday shopping and can be redeemed for thousands of rewards.

Brazil has the fifth largest population in the world with more than 190 million citizens (versus approximately 33 million in Canada) and has many of the characteristics required to host a successful coalition loyalty program. “Latin America is a burgeoning region for loyalty,” Mr. Pearson continued. “We’re looking forward to growing the dotz membership base, expanding program sponsors, and providing Brazilian businesses with proven marketing strategies that change customer behavior.”

About LoyaltyOne™

LoyaltyOne works with more than 100 of North America’s leading brands in the retail, financial services, grocery, petroleum retail, travel, and hospitality industries to profitably change customer behavior.  Through a team of businesses including Canada’s AIR MILES Reward Program, COLLOQUY, Precima, LoyaltyOne Consulting and Direct Antidote, LoyaltyOne designs, delivers, and manages a suite of loyalty marketing services — consumer data, customer-centric retail strategies, direct-to-consumer marketing, loyalty consulting, and more.  LoyaltyOne is part of the Alliance Data family of companies. For over 30 years, Alliance Data has helped its clients build more profitable, more loyal relationships with their customers.  More information is available at .

About CBSM — Companhia Brasileira De Servicos De Marketing (“Dotz”)

CBSM — Companhia Brasileira De Servicos De Marketing (“Dotz”) is a leading loyalty consulting and services operator in South America and operates dotz (www.dotz.com.br ), named by Jupiter Media Matrix as the “best and largest loyalty program in Latin America.” More information is available at www.dotzmarketing.com.br.

About Alliance Data

Alliance Data (NYSE:  ADS) and its family of businesses is a leading provider of loyalty and marketing solutions derived from transaction-rich data.  Through the creation and deployment of customized solutions that measurably change consumer behavior, Alliance Data helps its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. The Company manages millions of customer relationships for some of North America’s largest and most recognizable brands, helping them grow their businesses and drive profitability. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at approximately 50 locations worldwide.  Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit its web site, www.AllianceData.com

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.